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                                                                     EXHIBIT 4.3

                             DECLARATION OF TRUST
                             --------------------

          DECLARATION OF TRUST, dated as of July 21, 1999, between Torchmark Corporation, a Delaware corporation, as Sponsor, Bank One Delaware, Inc., a Delaware corporation, as Delaware Trustee, and Michael Klyce, Larry
Hutchinson and Gary Coleman, as Regular Trustees (collectively with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby (the "Trust") shall be known as "Torchmark Capital Trust I", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Sponsor. It is the intention of the parties hereto that the
Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq. (the "Business Trust Act"),
                      ---- --             -- ----
and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor, (ii) issuing and selling common securities ("Common Securities" and, together with the Preferred Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debt securities of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

          3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement referred to below at the time such registration statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

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          4.   The Sponsor and the Trustees hereby authorize and direct the
Sponsor, as the sponsor of the Trust, as applicable, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Preferred Securities under the Securities Act and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto) relating to the registration of the Preferred Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with the New York Stock Exchange and execute a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate the terms of, and execute on behalf of the Trust, an underwriting agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Preferred Securities, substantially in the form to be included as an exhibit to, or incorporated by reference in, the 1933 Act Registration Statement. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i)-
(iii) above, (A) any Regular Trustee (or his attorneys-in-fact and agents or the Sponsor as permitted herein) is authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or the New York Stock Exchange or state securities or blue sky laws, and in such case only to the extent so required. In connection with all of the foregoing, the Sponsor and each Regular Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Michael Klyce, Larry Hutchinson and Gary Coleman, and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee and in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign and file (i) the 1933 Act Registration Statement and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

          5. This Declaration of Trust may be executed in one or more counterparts.

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          6.   The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than four (4); and provided, further, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior notice to the Sponsor; provided, however, that the Delaware Trustee may resign immediately upon notice to the Sponsor if the Delaware Trustee is required to join in any filing or execute on behalf of the Trust any document pursuant to the provisions of paragraph 4 hereof and, upon giving such notice, the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document; provided, further, however, that no resignation of the Delaware Trustee shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

          7. To the fullest extent permitted by applicable law, the Sponsor agrees to indemnify (i) the Delaware Trustee, (ii) any affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the persons or entities in (i) through (iii) being referred to as an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Declaration. The Delaware Trustee shall not have any of the powers or duties set forth herein, except as required under the Business Trust Act. The Delaware Trustee shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Business Trust Act.

          8. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.

          9. This Declaration shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.


                                   TORCHMARK CORPORATION, as Sponsor



                                   By: /s/ Michael J. Klyce
                                       -----------------------------------
                                       Name: Michael J. Klyce
                                       Title: Vice President and Treasurer



                                   BANK ONE DELAWARE, INC.,
                                   as Delaware Trustee



                                   By: /s/ Sandra L. Caruba
                                       -----------------------------------
                                       Name: Sandra L. Caruba
                                       Title: Vice President



                                       /s/ Michael Klyce
                                       -----------------------------------
                                       Michael Klyce, as Trustee



                                       Larry Hutchison
                                       -----------------------------------
                                       Larry Hutchison, as Trustee



                                       /s/ Gary Coleman
                                       -----------------------------------
                                       Gary Coleman, as Trustee

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